UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2009
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification No.)

157 Technology Drive, Irvine, CA (Address of principal executive offices)	92618 (Zip Code)
Registrant’s telephone number, including area code: (949) 788-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX
EX-1.1
EX-5.1

Item 1.01. Entry into a Material Definitive Agreement.
     On May 6, 2009, Spectrum Pharmaceuticals, Inc. (the “Company”) and certain persons (the “Investors”) entered into individual Stock Purchase Agreements (the “Purchase Agreements”), pursuant to which the Company agreed to sell an aggregate of 432,200 shares of its common stock to the Investors at a purchase price of $2.70 per share, which was the closing price of the Company’s common stock on May 6, 2009 (the “Offering”). The Sale resulted in gross proceeds to the Company of $1,166,940. The Investors included Rajesh Shrotriya, M.D., the Company’s Chairman, President and Chief Executive Officer, and Shyam Kumaria, the Company’s Vice President, Finance: Dr. Shrotriya purchased 290,000 shares of common stock and Mr. Kumaria purchased 85,000 shares of common stock. The Company decided to conduct the Offering to employees, including Dr. Shrotriya and Mr. Kumaria, to allow such employees to invest their personal cash directly into the Company at the current fair market value of the Company’s stock.
     The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on May 7, 2009, in connection with a takedown from our shelf registration statement on Form S-3 (File No. 333-150260), which became effective on May 5, 2008. The Purchase Agreements include provisions prohibiting the Investors from disposing of the shares of common stock purchased in the Offering for ninety days. The Offering was approved by the Placement Committee of the Board of Directors, which has the authority to issue securities of the Company from the shelf registration statement. In addition, the Audit Committee of the Board of Directors approved the Offering pursuant to the Company’s Related Party Transaction Policies and Procedures.
     A copy of the form of the Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

1.1	Form of Stock Purchase Agreement.

5.1	Opinion of Stradling Yocca Carlson & Rauth

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1)

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.
May 7, 2009	By:	/s/ Shyam Kumaria
Shyam Kumaria
Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Stock Purchase Agreement.

5.1	Opinion of Stradling Yocca Carlson & Rauth

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1)